                                   EXHIBIT B

                               PROMISSORY NOTE


$1,000,000                                                       May 23, 1996



     FOR VALUE RECEIVED, the undersigned, Bio-Dyne Corporation, a Georgia corporation, hereby unconditionally promises to pay on May 9, 1998, to the order of Continental American Transportation, Inc., a Colorado corporation (the "Lender"), at the account of the Lender maintained at _______________________________________Bank Account Number ___________ (or at
such other account in the United States as the Lender shall notify the undersigned), in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (i) ONE MILLION DOLLARS ($1,000,000) and (ii) the aggregate unpaid principal amount of all Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Revolving Credit Agreement, dated as of the date hereof, between the undersigned and the Lender (the "Credit Agreement"). Capitalized terms used herein shall have the same meanings as set forth in the Credit Agreement, unless otherwise defined herein.

     The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof until such amount shall be paid (whether at the stated maturity, by acceleration or otherwise) on the dates and at the applicable rates per annum as provided in Section 2.5 of the Credit Agreement.

     The holder of this Note is authorized to endorse the date and amount of each Loan pursuant to Section 2.2 of the Credit Agreement, the date and amount of each payment or prepayment of principal thereof and the interest rate with respect thereto, on the schedule annexed hereto and made a part hereof or on a continuation thereof, which endorsement, absent manifest error, shall constitute prima facie evidence of the accuracy of the information so endorsed.

     If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     This Note is the Note referred to in the Credit Agreement and is entitled to the benefits thereof and is subject to the terms and conditions provided therein.

     Except as expressly provided herein, the undersigned hereby waives presentation, demand, protest and all other notices of any kind.

     This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia without regard to principles of conflicts of law.


                                       BIO-DYNE CORPORATION



                                       By/s/Edward B. Beam
                                         --------------------
                                       Name:  Edward B. Beam
                                       Title: President and Chief
                                                  Operating Officer